Exhibit 35.2

TORCHLIGHT LOAN SERVICES

OFFICER’S CERTIFICATE

March 13, 2014	Morningstar Credit Ratings, LLC
410 Horsham Road, Suite A
Wells Fargo Bank Commercial Mortgage Servicing	Horsham, Pennsylvania 19044
Attn: Compliance Department	Attn: CMBS Surveillance
Nesha.harrell@wellsfargo.com
Lyn.smith@wellsfargo.com	Pentalpha Surveillance LLC
notices@pentalphasurveillance.com
GS Mortgage Securities Corporation II
200 West Street	Torchlight Investors, LLC
New York, NY 10282	Attn: Bill Stasiulatis
Attn: Leah Nivison	bstasliulatis@torchlightinvestors.com

Fitch, Inc.	Deutsche Bank National Trust Company
Attention: Commercial Mortgage Surveillance	Attn: Karlene Benvenuto
Info.cmbs@fitchratings.com	Karlene.benvenuto@db.com

Moody’s Investors Services, Inc.	Citi- Agency & Trust
Attention: CMBS Surveillance Group	Attn: Cirino Emanuele (GS 2011-GC5)
cmbssurveillance@moodys.com	Cirino.emanuele@citi.com

Re:	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2011-GC5

Dear Sir or Madam:

This Officer’s Certificate is provided to you by Torchlight Loan Services, LLC (“Torchlight”), pursuant to Section 10.08 of that certain Pooling and Servicing Agreement (“PSA”) dated as of October 1, 2011 relative to the above referenced securitization for which Torchlight acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Torchlight, hereby informs you that (i) a review of the activities of the Special Servicer during the preceding calendar year and of its performance under this Agreement, has been made under such officer’s supervision, (ii) to the best of such officer’s knowledge, based on such review, the Special Servicer has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year, and (iii) the Special Servicer has received no notice regarding the qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body.

230 Park Avenue New York, New York 10169

T	212.488.3653 F 646.253.9753
E	jbaron@torchlightinvestors.com
www.torchlightinvestors.com

TORCHLIGHT LOAN SERVICES

Sincerely,

Torchlight Loan Services, LLC A Delaware limited liability company,

By:	/s/ Jacob Baron
Jacob Baron Authorized Signatory

230 Park Avenue New York, New York 10169

T	212.488.3653 F 646.253.9753
E	jbaron@torchlightinvestors.com
www.torchlightinvestors.com